SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2002

EQUIFAX INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-6605	58-0401110
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On October 24, 2002, Equifax Inc. issued a press release concerning its intention to issue and sell debt securities. A copy of the press release, which was issued in accordance with Rule 135c under the Securities Act of 1933, as amended, is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit 99.1    Press Release issued by Equifax Inc. regarding proposed note issuance dated October 24, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/S/ PHILIP J. MAZZILLI
Name: Philip J. Mazzilli Title: Chief Financial Officer

Dated: October 24, 2002

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description
99.1	Press Release issued by Equifax Inc. regarding proposed note issuance dated October 24, 2002